EXHIBIT 2(k)(ii)

AMENDMENT TO TRANSFER AGENCY AND REGISTRAR SERVICES AGREEMENT

THIS AMENDMENT TO TRANSFER AGENCY AND REGISTRAR SERVICES AGREEMENT (this “Amendment”), dated as of May [  ] 2021 (the “Effective Date”), by and between Neuberger Berman Next Generation Connectivity Fund Inc., a Maryland corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company (“AST”; together with the Company, the “Parties” and each, a “Party”).

WHEREAS, the Parties desire to amend that certain Transfer Agency and Registrar Services  Agreement, dated as of June 13,2017, to add the Company as a party as listed on Exhibit A (as amended, amended and restated, supplemented or modified from time to time, the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2.          Amendment.  As of the Effective Date, the Agreement is hereby amended as follows:

(a)
AST is hereby appointed by the Company to act as sole transfer agent, registrar and distribution disbursing agent for the common stock of the Company and for such other services as set forth on Exhibit C to the Agreement (except that the quarterly Ownership Intelligence reports shall not be included) and as otherwise contemplated thereby.

(b)	Exhibit A and Exhibit B to the Agreement are each hereby deleted in their entirety and replaced with new Exhibit A and Exhibit B attached hereto.

3.          Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import will mean and be a reference to the Agreement, as amended by this Amendment.

4.          Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)          It has the full right, corporate power and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement as amended by this Amendment.

(b)          This Amendment has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

5.          Miscellaneous.

(a)          This Amendment is governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.

(b)          This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)          This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(d)          This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

NEUBERGER BERMAN NEXT GENERATION CONNECTIVITY FUND INC.
By:_____________________________ Name: Brian Kerrane Title: Chief Operating Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:______________________________ Name: Carlos Pinto Title: Senior Vice President